Exhibit 99.1

SECOND AMENDED AND RESTATED SHARE REPURCHASE PROGRAM

Healthcare Trust, Inc.

Healthcare Trust, Inc., a Maryland corporation (the “Company”), has adopted this Second Amended and Restated Share Repurchase Program (the “SRP”) effective as of July 14, 2017 (the “Effective Date”), to be administered by the Company on the terms and conditions set forth below.

1.	Participation in the SRP.

a.	The SRP is available only to those holders of shares (the “Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), who have purchased Shares from the Company or received their Shares from the Company (directly or indirectly) through one or more non-cash transactions and who qualify for a repurchase following the Death or Qualifying Disability (as described below) of such holder (each such holder, including the estates, heirs or beneficiaries of such holders but excluding any shareholder whose account is held in a joint tenancy with right of survivorship, in a corporate account or in an irrevocable trust, a “SRP Qualifying Shareholder”). Under the SRP and subject to the conditions and limitations described herein, SRP Qualifying Shareholders may request at any time that the Company repurchase all or any portion of Shares held by such SRP Qualifying Shareholder if such repurchase otherwise complies with the provisions of Maryland law.

b.	SRP Qualifying Shareholders will be eligible to request a repurchase of their Shares in the case of Death or Qualifying Disability of the SRP Qualifying Shareholder (repurchases pursuant to such requests are referred to as “Hardship Repurchases”). A SRP Qualifying Shareholder must submit documentation to the Company at the same time a request for a Hardship Repurchase is presented for consideration and such documentation must be, in the sole discretion of the Company, complete and suitable for the intended purposes. In order to be considered by the Company, a Hardship Repurchase must satisfy the requirements, and are subject to the conditions and limitations, set forth in Exhibit A hereto.

c.	A SRP Qualifying Shareholder who wishes to have Shares repurchased must mail or deliver to the Company a written request on a form provided by the Company and executed by the SRP Qualifying Shareholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Shares repurchased following the death of a SRP Qualifying Shareholder must mail or deliver to the Company a written request on a form provided by the Company, including evidence acceptable to the Company of the death of the SRP Qualifying Shareholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares not repurchased may be passed to an estate, heir or beneficiary following the death of a SRP Qualifying Shareholder. If the Shares are to be repurchased under any conditions outlined herein, the Company will forward the documents necessary to effect the repurchase, including any signature guaranty the Company may require.

d.	In general, a SRP Qualifying Shareholder may present to the Company fewer than all of the Shares then owned for repurchase, except that the minimum number of Shares that must be presented for repurchase shall be at least 25% of the SRP Qualifying Shareholder’s Shares.

e.	Subject to Section 2 and Section 3, the Company will pay repurchase proceeds, less any applicable tax or other withholding required by law, on or before the 31st day following the end of each six-month period commencing on January 1 and July 1 of each fiscal year (each such period, a “Fiscal Semi-Annual Period”) during which the repurchase request was made.

2.	Repurchase Price for Shares under the SRP.

a.	The repurchase price per Share, shall (as adjusted for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Common Stock) equal 100% of the published estimated per-share net asset value in effect on the last day of the Fiscal Semi-Annual Period in which such repurchase request was received.

b.	A SRP Qualifying Shareholder may cancel his, her or its repurchase request by notifying a customer service representative on or prior to the last day of the Fiscal Semi-Annual Period during which the repurchase request was made. Customer service representatives are available on the Company’s toll-free line, 866-902-0063. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. Eastern. If the repurchase request is not cancelled before the end of the Fiscal Semi-Annual Period, the SRP Qualifying Shareholder will be contractually bound to the repurchase of the Shares and will not be permitted to cancel the repurchase request.

3.	Limits on Repurchases under the SRP.

a.	Repurchases under the SRP will be limited for any Fiscal Semi-Annual Period to the lesser of (1) 2.5% of the weighted average number of shares of Common Stock outstanding during the previous fiscal year, and (ii) the amount prescribed by the Company’s board of the directors (the “Board”) in its sole discretion.

b.	Repurchases under the SRP will be limited for any period of one fiscal year to the lesser of (i) 5.0% of the weighted average number of shares of Common Stock outstanding during the previous fiscal year, and (ii) the amount prescribed by the Board in its sole discretion.

c.	SRP Qualifying Shareholders will only be able to have their Shares repurchased to the extent that the Company has sufficient liquid assets. In each Fiscal Semi-Annual Period, funding for the SRP will be limited to proceeds received during that same Fiscal Semi-Annual Period through the issuance of Common Stock pursuant to any distribution reinvestment plan in effect from time to time; provided that the Board has the power, in its sole discretion, to determine the number of Shares repurchased during any Fiscal Semi-Annual Period as well as the amount of funds to be used for that purpose.

4.	Amendment, Suspension or Termination of the SRP.

a.	The Board may amend, suspend (in whole or in part) or terminate the SRP at any time; provided, that any material modifications, suspensions or termination of the SRP by the Board will be disclosed promptly in reports the Company files with the Securities and Exchange Commission (the “SEC”), a press release and/or via the Company’s website. Any amendment, suspension or termination will become effective on the day following the Company’s public announcement of such amendment, suspension or termination.

b.	Notwithstanding Section 4(a), the Board reserves the right, in its sole discretion, to reject any repurchase request without prior notice.

c.	The SRP will immediately terminate if the Shares are listed on any national securities exchange.

5.	Status of Shares Repurchased under the SRP. Shares the Company repurchases under the SRP will have the status of authorized but unissued shares of Common Stock. Repurchased Shares will not be reissued as shares of Common Stock unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

6.	Absence of Liability. The Company shall not have any responsibility or liability as to the value of the Shares or any change in the value of the Shares. The Company shall not be liable for any act done in good faith, or for any good faith omission to act hereunder.

7.	Governing Law. This SRP shall be governed by the laws of the State of Maryland.

Exhibit A

Requirements for Hardship Repurchases

Death. The Company will repurchase Shares upon the death of a shareholder who is a natural person, including Shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the shareholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. Shareholders will not qualify to participate in the SRP if such shareholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

Qualifying Disability. Furthermore, and subject to the conditions and limitations described below, the Company will repurchase Shares held by a shareholder who is a natural person, including Shares held by such shareholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined below, after receiving written notice from such shareholder provided that the condition causing the qualifying disability was not pre-existing on the date that the shareholder became a shareholder. Shareholders will not qualify to participate in the SRP if such shareholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

In order for a disability to be considered a “qualifying disability,” (1) the shareholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the shareholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the shareholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the shareholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the shareholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the shareholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the shareholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the shareholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a shareholder to participate in the SRP on the terms applicable to shareholders with a “qualifying disability” unless permitted in the discretion of the Board. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the shareholder’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

The Company understands that the following disabilities do not entitle a worker to Social Security disability benefits: (i) disabilities occurring after the legal retirement age; (ii) temporary disabilities; or (iii) disabilities that do not render a worker incapable of performing substantial gainful activity. Therefore, such disabilities will not entitle a shareholder to participate in the SRP except in the limited circumstances when the shareholder is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a shareholder requests the repurchase of his or her Shares due to a disability, and such shareholder does not have a “qualifying disability” under the terms described above, the Board may repurchase the shareholder’s Shares in its sole discretion on the terms available for a qualifying disability.